EXHIBIT 99.0

Data I/O Reports Preliminary Financial Results for Second Quarter 2026

Full Second Quarter Financial Results and Conference Call Delayed to August 12, 2026 Due to On-going Accounting Analysis Pertaining to Direct Investment of $9 Million Announced in May 2026.

Redmond, WA – July 30, 2026 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced preliminary financial results for the second quarter ended June 30, 2026. The full second quarter financial results and corresponding conference call for investors which were scheduled for July 30, 2026 are being rescheduled to take place on August 12, 2026, pending the completion of an independent accounting and valuation analysis pertaining to the treatment of the direct investment of $9 million announced in May 2026.

Preliminary Second Quarter 2026 Financial Results

•	Net sales in the second quarter 2026 were $5.2 million, an increase of 59% sequentially as compared to $3.3 million in the first quarter 2026

•	Gross margin as a percentage of sales was 57.1% in the second quarter 2026, as compared to 49.5% in the first quarter 2026

•	Cash at June 30, 2026 was $10.8 million as compared to $5.7 million on March 31, 2026, reflecting the net cash proceeds from the May 2026 direct investment

Full Second Quarter 2026 Financial Results Announcement and Conference Call Information

The Company is rescheduling the reporting of its full financial results for the second quarter ended June 30, 2026 to take place on August 12, 2026 after market close. A conference call discussing the full financial results will be conducted on that day at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788. A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 5307983. The conference call will also be simultaneously webcast over the Internet; visit the Events & Webcasts section of the Data I/O Corporation website at https://www.dataio.com/investor-relations/news/events/ to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field. OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers. Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

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Safe Harbor/Forward Looking Statements, Disclosure Information and Non-GAAP financial Measures

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, preliminary financial results which are subject to completion and auditor review and the timing of the release of financial statements and conference call, and any such forward-looking statements involving risks, assumptions and uncertainties. Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the timing and contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

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